AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2002

                         REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUICKSILVER RESOURCES INC.
             (Exact name of registrant as specified in its charter)

    Delaware                                             75-2756163
(State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

                777 West Rosedale Street, Fort Worth, Texas 76104
                                 (817) 665-5000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                     Quicksilver Resources Inc. 401(k) Plan
                            (Full title of the Plan)

                                  Glenn Darden
                777 West Rosedale Street, Fort Worth, Texas 76104
                                 (817) 665-5000
                 (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Dean A. Tetirick
                             Cantey & Hanger, L.L.P.
         2100 Burnett Plaza, 801 Cherry Street, Fort Worth, Texas 76102
                                 (817) 877-2883

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

                                                      Proposed               Proposed
       Title of                 Amount                 maximum                maximum               Amount of
   securities to be              to be             offering price            aggregate            registration
     registered(1)           registered(1)          per share(1)         offering price(1)           fee(1)
--------------------------------------------------------------------------------------------------------------------


Plan interests                    N/A                    N/A                    N/A                   $1.00
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     This registration statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (or are being filed concurrently herewith) by Quicksilver Resources Inc. (the "Company") or the Quicksilver Resources Inc. 401(k) Plan (the "Plan"):

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (including information specifically incorporated by reference into such Form 10-K from the Company's definitive Proxy Statement for its 2002 Annual Meeting of Stockholders);

     (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     (d)  The Company's Current Report on Form 8-K filed on April 3, 2002; and

     (e) The description of the Company's common stock and preferred stock contained in its Form 8-A filed October 11, 2001.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not  applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Company is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. The Company's restated certificate of incorporation and bylaws permit indemnification of directors and officers to the fullest extent permitted by
Section 145 of the DGCL. Reference is made to the Company's restated certificate of incorporation and bylaws.

     Additionally, the Company has acquired directors and officers insurance in the amount of $8,000,000, which includes coverage for liability under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's restated certificate of incorporation contains such a provision.

     The above discussion of the Company's restated certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, bylaws and statutes.

Item 7.   Exemption from Registration Claimed.

        Not applicable.

Item 8.   Exhibits.

Exhibit Number
and Description
---------------

(4) Instruments defining the rights of security holders, including indentures

     4.1      Quicksilver Resources Inc. 401(k) Plan

     4.1 Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01

     4.1      EGTRAA Amendment to the Daily Acess.com, Inc.
              Standardized and Non Standardized
              Prototype Plans

(5)  Opinion re legality

     The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue
     Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan

(15) Letter re unaudited interim financial information

     15.1     Awareness letter of Deloitte & Touche LLP

(23) Consents of experts and counsel

     23.1     Consent of Deloitte & Touche LLP

(24) Power of attorney (included on page 5 of the Registration Statement)

(99) Additional exhibits*

*Not applicable.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided,  however, that the undertakings set forth in clauses (i) and
          (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, County of Tarrant, State of Texas, on June 28, 2002.

                                        QUICKSILVER RESOURCES INC.


                                         /s/ Glenn Darden
                                        ----------------------------
                                        By: Glenn Darden
                                            President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY


     Each individual whose signature appears below hereby designates and appoints Glenn Darden and Bill Lamkin, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                         TITLE                       DATE
---------------------------       ---------------------       -------------


/s/ Thomas F. Darden
---------------------------       Chairman of the Board       June 28, 2002
Thomas F. Darden                  and Director


/s/ Glenn Darden
---------------------------       President, Chief Executive  June 28, 2002
Glenn Darden                      Officer and Director


/s/ Bill Lamkin
---------------------------       Executive Vice President,   June 28, 2002
Bill Lamkin                       Chief Financial Officer
                                  and Secretary


/s/ D. Wayne Blair
---------------------------       Vice President and          June 28, 2002
D. Wayne Blair                    Controller



/s/ D. Randall Kent
---------------------------       Director                    June 28, 2002
D. Randall Kent


/s/ Anne Darden Self
--------------------------        Director                    June 28, 2002
Anne Darden Self


/s/ James A. Hughes
--------------------------        Director                    June 28, 2002
James A. Hughes

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 28, 2002.

                                  QUICKSILVER RESOURCES INC.
                                  401(K) PLAN


                                  By:  /s/ Anne Darden Self
                                      ----------------------------
                                      Anne Darden Self, Trustee

Exhibit Number
and Description
---------------

(4) Instruments defining the rights of security holders, including indentures

     4.1      Quicksilver Resources Inc. 401(k) Plan

     4.1 Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01

     4.1      EGTRAA Amendment to the Daily Acess.com, Inc.
              Standardized and Non Standardized
              Prototype Plans

(5)  Opinion re legality

     The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue
     Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan

(15) Letter re unaudited interim financial information

     15.1     Awareness letter of Deloitte & Touche LLP

(23) Consents of experts and counsel

     23.1     Consent of Deloitte & Touche LLP

(24) Power of attorney (included on page 5 of the Registration Statement)

(99) Additional exhibits*

*Not applicable.